SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 7, 2007

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2007 Simmons Bedding Company (“Simmons Bedding”), the indirect subsidiary of Simmons Company (the "Company"), entered into the first amendment to the second amended and restated credit and guaranty agreement to change, among other things,  the definition of Parent and Parent Notes.

The first amendment to the second amended and restated credit and guaranty agreement is furnished as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

On February 7, 2007, the Company entered into a merger agreement with Simmons Holdco, Inc. ("Simmons Holdco") and a wholly-owned subsidiary of Simmons Holdco, Simmons Merger Company ("Merger Sub") pursuant to which the parties agreed that Merger Sub would merge with and into the Company, with the Company as the surviving corporation (the "Merger").

The merger agreement is furnished as Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In the Merger, the following material agreements of Simmons Company were terminated: (i) Securityholders Agreement and (ii) Registration Rights Agreement, and substantially similar documents were entered into among Simmons Holdco and its securityholders. In addition, Simmons Holdco assumed the Company's Equity Incentive Plan and all restricted stock agreements and option agreements entered into by the Company under such plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended and restated its Certificate of Incorporation.

The third amended and restated certificate of incorporation is furnished as Exhibit 3.1 and incorporated into this item 5.03 by reference.

Item 8.01. Other Events.

On February 9, 2007, Simmons Company completed a series of transactions in which Simmons Holdco, the new parent of the Company following the transactions, entered into a credit agreement with Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as arrangers, and other lenders to be named in the credit agreement, providing for a $300.0 million aggregate principal amount senior unsecured term loan (the "Loan").

In connection with the Loan, on February 9, 2007, the Company consummated the Merger and became a wholly-owned subsidiary of Simmons Holdco. Holders of common stock of the Company received in the Merger stock of Simmons Holdco and certain stockholders also received cash.

Simmons Holdco used the net proceeds from the Loan to pay transaction expenses and cash consideration to certain stockholders of the Company in connection with the Merger.

The press release dated February 9, 2007 is furnished as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

   3.1  The Third Amended and Restated Certificate of Incorporation of Simmons Company dated February 9, 2007

      10.1  First Amendment dated February 9, 2007 to the Second Amended and Restated Credit and Guaranty Agreement dated May 25, 2006

          10.2  The Merger Agreement dated February 7, 2007 by and among Simmons Holdco, Inc., Simmons Merger Company and Simmons Company

          99.1  Press Release dated February 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date: February 12, 2007

Exhibit Index

Exhibit Number	Exhibit Name
3.1	The Third Amended and Restated Certificate of Incorporation of Simmons Company dated February 9, 2007
10.1	First Amendment dated February 9, 2007 to the Second Amended and Restated Credit and Guaranty Agreement dated May 25, 2006
10.2	The Merger Agreement dated February 7, 2007 by and among Simmons Holdco, Inc., Simmons Merger Company, and Simmons Company
99.1	Press Release dated February 12, 2007

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